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Exhibit 10.25

Nanjing Diyang Medical Laboratory Co., LTD

(as Borrower)

with

Nanjing Diji Biotech Co. LTD

(as Lender)

Loan Agreement

Dated: [•]

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Loan Agreement

This Loan Agreement (hereinafter referred to as “This Agreement”) is executed by the following parties in [•] on [•].

1.	Nanjing Diyang Medical Laboratory Co., LTD., a limited liability company established under the laws of the People’s Republic of China, whose registered address is 2005-2010, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing, with legal representative ZHANG AIGUO (hereinafter referred to as “Diyang Laboratory” or “the Borrower”);
2.	Nanjing Diji Biotech Co., LTD., a limited liability company established according to the laws of the People’s Republic of China, its registered address is 2005-2010, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing, legal representative for ZHANG AIGUO (hereinafter referred to as “Nanjing Diji” or “the Lender”);

(In this Agreement, each of the above parties shall be referred to as a “Party” and collectively as the “Parties” or the “All Parties”.)

Whereas:

Due to its capital turnover needs, Diyang Laboratory now intends to obtain working capital by borrowing from Nanjing Diji; Upon mutual agreement between Diyang Laboratory and Nanjing Diji, it is hereby decided that Diyang Laboratory shall be the borrower and debtor, Nanjing Diji shall be the lender and debtee to provide the loan to Diyang Laboratory (the “Loan”);

In order to clarify the rights and obligations of the borrower and Lender under the loan arrangement, the parties hereby agree as follows:

Article 1Definition

1.1	In this Agreement:

“Borrowings” means the borrowings made by the Borrower to the Borrower in accordance with the terms of this Agreement;

“Repayment Notice” means the meaning set forth in Section 5.3 of this Agreement;

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“Effective Date” means the date on which the parties to this Agreement duly execute this Agreement;

“Obligations” means the amount outstanding under the borrowings of this Agreement;

“China” means the People’s Republic of China and for the purposes of this Agreement excludes Hong Kong, Macau and Taiwan.

1.2	The relevant terms referred to in this Agreement have the following meanings:

“Clauses” shall be construed as clauses in this Agreement, unless the context of this Agreement otherwise requires;

“Taxes” shall be construed to include any taxes, fees, duties or other charges of the same nature (including, without limitation, any penalties or interest relating to the failure to pay or delay in paying such taxes);

“Borrower” and “Lender” shall be construed to include successors and assignees licensed by the parties in their respective interests.

1.3

Unless otherwise specified, any reference in this Agreement or any other agreement or document shall be construed, as the case may be, as a reference to this Agreement or to such other agreement or document as has been or may be made from time to time to modify, alter, substitute or supplement it.

Article 2The amount and interest rate of the loan

2.1	The parties hereby acknowledge that the Lender shall provide the loan to the Borrower with total RMB Yuan [•] only (RMB [•]).
2.2

The parties acknowledge that the interest rate on the loan is [•]% per annum, for any portion of the amount, shall be calculated on a daily basis from the date of actual payment of such amount until the date of actual repayment of such amount.Interest on borrowings will be waived if the lender and borrower become businesses under the same control.

Article 3Purpose of Borrowing

3.1	The parties acknowledge that the Lender provides the loan funds under this Agreement to the Borrower for liquidity purposes only.

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Article 4Lending

4.1	The principal amount borrowed under this Agreement will be released on the date of this Agreement to the bank account designated by the Borrower as follows:

[•]

Account number: [•]

Account name: Nanjing Diyang Medical Laboratory Co., LTD

Article 5Repayment and Prepayment

5.1

The Borrower undertakes that the term of the loan shall be [•] years and from the date on which the Borrower receives the loan principal issued by the Lender, the Borrower shall repay the loan principal in full to the Lender on time and on the expiry date of the loan term. If the Lender and the Borrower become enterprises under the same control, the loan term shall be automatically extended for six months upon expiration, unless the two parties agree not to extend the loan term.

5.2

If the Borrower fails to repay all or part of the principal beyond the expiration date of the loan term agreed in Clause 5.1 above, it shall pay a late fee to the Lender on the overdue principal at a penalty rate of fifty percent (50%) above the annual interest rate of seven percent (the Lender acknowledges that such penalty rate includes normal interest, And the Borrower is not required to pay additional interest on top of such late fees).

5.3

If the Borrower breaches any provision of this Agreement, the Lender may, twenty (20) business days prior to the occurrence of such relevant circumstances, serve on the Borrower a repayment notice (the “Repayment Notice”) requiring the Borrower to repay some or all of the Indebtedness.

5.4

Unless otherwise requested by the Lender in advance, the Borrower shall pay the principal and interest of the loan to the payment account where the Lender lent the loan principal. The Borrower shall have the right to repay all or part of the loan principal at any time in its sole discretion.With each repayment of the principal, the Borrower shall also repay the interest corresponding to the principal.

Article 6Taxes and Fees

6.1	All taxes and fees related to the loan shall be borne by Diyang Laboratory according to law.

Article 7Confidentiality

7.1	Regardless of whether this Agreement has been terminated, either Party shall keep

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confidential (i) the execution, performance and contents of this Agreement, and (ii) any trade secrets, proprietary information and customer information (hereinafter collectively referred to as “Confidential Information”) of the other party that it becomes aware of or receives in connection with the execution and performance of this Agreement. A Party may use such Confidential Information only for the purpose of performing its obligations hereunder. Without the written permission of either party, the other party shall not disclose such Confidential Information to any third party, otherwise it shall be liable for breach of contract and indemnify the other party for its losses.

7.2	Notwithstanding the other provisions of this Agreement, the effect of this Article 7 shall not be affected by the suspension or termination of this Agreement.

Article 8Notice

8.1	Any notices, requests, demands and other communications required by or made pursuant to this Agreement shall be in writing delivered to the parties by fax, in person or by post.
8.2

Such notice or other communication shall be deemed to have been served if sent by facsimile or e-mail; If delivered in person, the delivery shall be deemed to have been made; If sent by post, it shall be deemed delivered five days after Posting.

Article 9 Liability for Breach of Contract

9.1

Without prejudice to the rights and remedies available to the non-breaching Party under this Agreement, the parties undertake that any action, charges, claims, costs, damages, demands, costs, liabilities, losses or judicial or administrative proceedings shall be incurred or incurred by the non-breaching Party as a result of its breach of any of its obligations under this Agreement. It shall be fully liable to the non-breaching party for damages and hold the non-breaching Party harmless from losses.

9.2	Notwithstanding the other provisions of this Agreement, the effect of this Article shall not be affected by the suspension or termination of this Agreement.

Article 10Others

10.1	This Agreement is written in Chinese with two (2) originals, each party holding one (1) copy.
10.2

Any dispute arising under and in connection with this Agreement shall be settled by the parties through negotiation. If the disputing parties fail to reach an agreement within thirty days after the dispute arises, such dispute shall be submitted to the court having jurisdiction at the place where this Agreement is signed for settlement.

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10.3

This Agreement constitutes the entire agreement between Borrower and Lender relating to the borrowing arrangements.This Agreement supersedes any intention, understanding and negotiation, representation, warranty, undertaking or promise (whether express or implied, written or oral) previously expressed by a Party or its agent to the other Party or its agent for the purpose of this borrowing arrangement.

10.4

Any rights, powers and remedies granted to each Party by any provision of this Agreement shall not exclude any other rights, powers or remedies that such Party may have under the provisions of law and other provisions of this Agreement, and the exercise of such rights, powers and remedies by such Party shall not exclude the exercise of such other rights, powers and remedies by such Party.

10.5

A Party’s failure or delay in exercising any of its rights, powers and remedies under this Agreement or at law will not result in a waiver of such rights, nor will any single or partial waiver preclude any other exercise of such rights and any other exercise of such rights by such Party.

10.6	The headings of the articles of this Agreement are for index purposes only and in no event shall they be used or affect the interpretation of the provisions of this Agreement.
10.7

Each provision of this Agreement is severable and independent of each of the others, and if any one or more provisions of this Agreement are held to be invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected.

10.8	Any amendments and additions to this Agreement must be made in writing and duly executed by the parties to this Agreement before they become effective.
10.9	This agreement shall be binding upon the legal successors of each party.

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[Signing page]

In witness whereof, this Loan Agreement is executed by the following parties on the date and place above.

Borrower: Nanjing Diyang Medical Laboratory Co., LTD

(Stamp)

Signed:

Name:	[•]

Position:	Legal Representative

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[Signing page]

In witness whereof, this Loan Agreement is executed by the following parties on the date and place above.

Lender: Nanjing Diji Biotech Co., LTD

(Stamp)

Signed:

Name:	[•]

Position:	Legal Representative